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                                                                      EXHIBIT 12

               CENTERPOINT ENERGY, INCORPORATED AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                             YEAR ENDED DECEMBER 31,
                                                    ------------------------------------------
                                                     2001     2002     2003     2004     2005
                                                    ------   ------   ------   ------   ------
                                                              (MILLIONS OF DOLLARS)
Income from continuing operations.................  $  357   $  482   $  409   $  205   $  225
Income taxes for continuing operations............     201      272      205      139      153
Capitalized interest..............................      (5)      (5)      (4)      (4)      (4)
Preference security dividend requirements of
  subsidiary......................................      (1)      --       --       --       --
                                                    ------   ------   ------   ------   ------
                                                       552      749      610      340      374
                                                    ------   ------   ------   ------   ------
Fixed charges, as defined:
  Interest........................................     497      656      713      777      710
  Capitalized interest............................       5        5        4        4        4
  Distribution on trust preferred securities......      45       56       28       --       --
  Preference security dividend requirements of
     subsidiary...................................       1       --       --       --       --
  Interest component of rentals charged to
     operating expense............................      12       12       11       11       12
                                                    ------   ------   ------   ------   ------
  Total fixed charges.............................     560      729      756      792      726
                                                    ------   ------   ------   ------   ------
Earnings, as defined..............................  $1,112   $1,478   $1,366   $1,132   $1,100
                                                    ======   ======   ======   ======   ======
Ratio of earnings to fixed charges................    1.99     2.03     1.81     1.43     1.51
                                                    ======   ======   ======   ======   ======